SCHEDULE 14A
                                 (Rule 14a-101)
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  OXiGENE, INC.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

[X]     No fee required.
[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        (1)      Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
        (2)      Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
        (4)      Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
        (5)      Total fee paid:
--------------------------------------------------------------------------------
[  ]    Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
[  ]    Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
--------------------------------------------------------------------------------
        (1)      Amount Previously Paid:
--------------------------------------------------------------------------------
        (2)      Form, Schedule or Registration Statement to:
--------------------------------------------------------------------------------
        (3)      Filing Party:
--------------------------------------------------------------------------------
        (4)      Date Filed:
--------------------------------------------------------------------------------

                                OXiGENE, INC.
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 30, 1997



TO OUR STOCKHOLDERS:

         Please take notice that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of OXiGENE, Inc., a Delaware corporation (the "Company"), will be held at 1:00 p.m., local time, on Friday, May 30, 1997, at Uppropssalen, Stockholm Stock Exchange, Kallergrand 2, Stockholm, Sweden, for the following purposes:

         1. To elect five directors to hold office until the 1998 Annual Meeting of Stockholders;

         2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1997; and

         3. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

         Stockholders of record at the close of business on the record date, April 11, 1997, are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.

                                       By Order of the Board of Directors



                                       M. Andica Kunst
April 28, 1997                         Vice President and Corporate Secretary




-------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES OR SWEDEN, AS THE CASE MAY BE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE THEIR SHARES IN PERSON.
-------------------------------------------------------------------------------

                                  OXiGENE, INC.
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022



                                 PROXY STATEMENT
                                     FOR THE
                       1997 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 30, 1997



                               GENERAL INFORMATION

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of OXiGENE, Inc., a Delaware corporation ("OXiGENE" or the "Company"), for use at the 1997 Annual Meeting of Stockholders scheduled to be held on Friday, May 30, 1997, at 1:00 p.m., local time, or any postponement or adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at Uppropssalen, Stockholm Stock Exchange, Kallergrand 2, Stockholm, Sweden. A form of proxy for use at the Annual Meeting and a return envelope for the proxy are also enclosed.

         Purpose of the Annual Meeting. It is proposed that at the Annual
Meeting: (i) five members of the Board of Directors be elected for terms expiring at the 1998 Annual Meeting of Stockholders; and (ii) the appointment by the Board of Directors of the independent auditors of the Company for fiscal year 1997 be ratified.

         The Company is not aware at this time of any other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on those matters in accordance with their best judgment.

         Solicitation and Voting of Proxies; Revocation. Shares cannot be voted at the Annual Meeting unless the owner thereof is present in person or by proxy. The Board of Directors urges stockholders to complete, date, sign and return their proxies promptly whether or not they plan to attend the Annual Meeting in person. All duly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated thereon. In the absence of such instructions, duly executed proxies will be voted "FOR" the election of the director nominees listed below and "FOR" the approval of the other proposals set forth in the Notice of Annual Meeting of Stockholders of the Company.

         The submission of a signed proxy will not affect a stockholder's right to attend, or to vote in person at, the Annual Meeting. A stockholder who executes a proxy may revoke it at any time before it is voted by filing a revocation with the Corporate Secretary of the Company, executing a proxy bearing a later date or by attending the Annual Meeting and voting in person. In accordance with applicable rules, boxes and a designated blank space are provided on the form of proxy for stockholders to mark if they wish either to withhold authority to vote for the nominees for director or abstain on the other matters presented for a vote of stockholders.

         The solicitation will be by mail, and may also be made personally or by telephone by directors, officers and employees of the Company, for which they will receive no compensation other than their regular compensation as directors, officers or employees, if any. All the expenses of the solicitation will be borne by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to beneficial owners of the Company's voting securities, and the Company will reimburse such brokerage houses and others for their reasonable expenses in so doing. This Proxy Statement and the enclosed proxy card are being mailed to stockholders beginning approximately April 28, 1997.

         Record Date; Voting Rights. Stockholders of record at the close of business on April 11, 1997 (the "Record Date"), will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were issued and outstanding 9,804,645 shares of OXiGENE common stock, $0.01 par value per share (the "Common Stock"). Holders of Common Stock are entitled to one vote for each share of Common Stock registered in their name. The presence at the Annual Meeting, in person or by proxy, of stockholders holding a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum to transact business at the Annual Meeting. The matters to be voted upon at the Annual Meeting require the affirmative vote of a majority of the votes cast at the Annual Meeting.

         In accordance with applicable Securities and Exchange Commission ("SEC") rules, designated blank spaces are provided on the form of proxy for stockholders to mark if they wish either to abstain on one or more of the proposals or to withhold authority to vote for any nominee for director. Under the rules of the principal stock exchanges, when brokers have not received instructions from their customers, brokers holding shares in street name have the authority to vote the shares on some matters, but not others. Such missing votes are called "broker non-votes." Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Since the Company's By-Laws require the affirmative vote of a majority of the shares present, in person or by proxy, an abstention on the Company's proposal to ratify the selection of its auditors will have the practical effect of a negative vote since it represents one less vote for approval. With regard to the election of directors, votes that are withheld will be excluded entirely from the vote and will have no effect. Under applicable Delaware law, broker non-votes will not be counted for purposes of determining total votes cast and thus will have no effect on the outcome of the election of the Board of Directors.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         Information concerning the nominees for election to the Company's Board of Directors is set forth below. Each nominee for election to the Board of Directors named below has consented to being named as a nominee and has agreed to serve if elected. If elected, each director would serve for a one-year term, expiring at the 1998 annual meeting of stockholders. The persons identified as proxies on the enclosed form of proxy intend to vote each properly executed proxy "FOR" the election of the listed nominees for the ensuing terms or until their successors are elected and qualified, unless indicated otherwise in a properly executed form of proxy. If any of the named nominees is not available for election at the time of the Annual Meeting, discretionary authority will be exercised to vote for a substitute or substitutes, unless the Board of Directors chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee for director named below unavailable.

         The Company's Board of Directors currently consists of five members, including two members who are "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (a "Non-employee Director"). The Company is actively seeking a sixth individual to appoint to its Board of Directors. Such individual should qualify as a Non-employee Director. The Board anticipates appointing such individual as soon as practicable following the Annual Meeting.

         The Company has agreed, until August 26, 1998, to use its best efforts to cause one individual designated by RAS Securities Corp. and ABD Securities Corporation, the representatives of the underwriters of the Company's initial public offering (the "Representatives"), to be elected to the Company's Board of Directors. None of the nominees for election at the Annual Meeting has been designated by the Representatives. Since the Company's initial public offering in August 1993, the Representatives have not exercised their right to designate an individual for election to the Board of Directors, and the Company has no reason to believe they have any intention to do so in the future.

         The following information with respect to each nominee has been furnished to the Company by such nominee. The ages of the nominees are as of March 31, 1997.

         Marvin H. Caruthers, Ph.D., 56, was elected as a Director at the Company's 1996 annual meeting of stockholders in June 1996, and serves on the Company's Compensation Committee. Dr. Caruthers is a Professor of Chemistry and Biochemistry at the University of Colorado, Boulder, Colorado, whose research in nucleic acid chemistry resulted in new methods for the chemical synthesis of DNA. Dr. Caruthers is a scientific co-founder of, and serves as a consultant to, Amgen Inc., a biotechnology company engaged in the development of products derived from gene synthesis capabilities, and is a scientific co-founder of Applied Biosystems Inc., a biotechnology company engaged in the development of DNA synthesizers and protein sequencers and a division of The Perkin-Elmer Corporation. Dr. Caruthers also serves on the board of directors of BioStar, Inc., a biotechnology company, and Skandigen AB, a publicly-traded Swedish biotechnology company ("Skandigen"). Dr. Caruthers, who is a member of the United States National Academy of Sciences and the American Academy of Arts and Sciences, has published more than 140 manuscripts related to his research.

         Michael Ionata, 45, was appointed as a Director in October 1995, and serves as Chairman of the Company's Compensation Committee. Mr. Ionata is Director of Corporate Finance of Nordberg Capital Inc., an investment banking firm based in New York. From May 1983 to May 1991, Mr. Ionata worked in corporate finance and venture capital management at Den Norske Bank, a Norwegian bank, in its New York office. Prior to joining Den Norske Bank, Mr. Ionata worked for Coopers & Lybrand LLP specializing in valuations, cost-benefit analysis and restructurings. Mr. Ionata is currently a director of C.E.L. Industries Poland, a restaurant company, and was a director of Skandigen.

         Claus M0ller, M.D., Ph.D., 34, was appointed as a director and became the Company's Chief Medical Officer in March 1995. Dr. M0ller is responsible for coordinating the Company's clinical trials. IPC Nordic A/S, a pharmaceutical consulting company organized under the laws of Denmark of which Dr. M0ller is the president and a principal shareholder, has served as a consultant to the Company since April 1994. See "Certain Relationships and Related Transactions." From 1989 to 1994, Dr. M0ller was Medical Director for Synthelabo Scandinavia A/S and from 1983 to 1984, he was involved in cell biology and biomedical research at the University of Copenhagen, Denmark.

         Bjorn Nordenvall, M.D., Ph.D., 44, was appointed as a Director in March 1995, and became the Company's President and Chief Executive Officer in June 1995 and Chairman of the Board of Directors in June 1996. From March to August 1996, Dr. Nordenvall served as the Company's Chief Financial Officer. Dr. Nordenvall also serves on the Company's Audit Committee. Dr. Nordenvall is a specialist in general surgery and, from 1987 to September 1996, was president of Sophiahemmet AB, a Stockholm-based hospital. During 1983 and 1984, Dr. Nordenvall was president of Carnegie Medicine AB, Stockholm, Sweden, a biotechnology company, and from 1977 through 1985, he practiced surgery at Danderyd Hospital, Stockholm. From 1984 through 1986, Dr. Nordenvall served as a consultant to Carnegie, a Swedish investment banking company, and, since 1984, he has been a consultant to Skandia Insurance Company, a Swedish insurance company.

         Ronald W. Pero, Ph.D., 56, is a co-founder of OXiGENE, and has been a Director and the Company's Chief Scientific Officer since its inception. From November 1993 to June 1995, Dr. Pero also served as President of the Company. Dr. Pero specializes in the field of DNA repair and its relation to cancer treatment, and directs and coordinates the Company's research and development efforts. Dr. Pero has been a fellow of the National Institute of Environmental Health Sciences in Research Triangle Park, North Carolina, a director of the Division of Biochemical Epidemiology at the Strang Cancer Prevention Center in New York City, and currently holds faculty positions at both New York University Medical Center and the University of Lund in Lund, Sweden, where he is a Professor of Molecular Ecogenetics. Dr. Pero is also a member of the American Association of Science, New York Academy of Sciences, International Preventive Oncology Society, European Society for Therapeutic Radiation Oncology and The American Association of Cancer Research, as well as serving as Scientific Director of the Board of Trustees of the Swedish American Research Foundation. Dr. Pero has published more than 175 manuscripts related to his research.

     Unless individual stockholders indicate otherwise, each returned proxy will be voted "FOR" the election to the Board of Directors of each of the five nominees named above.

Board of Directors Committees and Meetings

          During 1996, the Board of Directors held six meetings. Except for Dr. Caruthers who was absent from one meeting, all incumbent members of the Board of Directors attended all meetings. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

         The Audit Committee reviews, with the Company's independent auditors, the scope and timing of their audit services and any other services they are asked to perform, the auditor's report on the Company's financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes annual recommendations to the Board of Directors regarding the appointment of independent auditors for the ensuing year. The Audit Committee consists of Mr. Ionata (Chairman) and Dr. Nordenvall. Currently, there is a vacancy on the Audit Committee. If and when a Non-employee Director is appointed to the Board of Directors, such individual is expected to serve on the Audit Committee. The Audit Committee did not meet in 1996.

         The Compensation Committee did not meet in 1996. Its functions are discussed in the Report on Executive Compensation which starts on page 12. The Compensation Committee consists of Mr. Ionata (Chairman) and Dr. Caruthers.

Director Compensation

         Directors receive no cash compensation for serving on the Board of Directors, other than reimbursement of reasonable expenses incurred in connection with meetings actually attended. In addition, pursuant to the OXiGENE 1996 Stock Incentive Plan, each Non-employee Director receives, upon first being elected to the Company's Board of Directors, options to purchase an aggregate of 55,000 shares of Common Stock, such options to vest in five equal annual, cumulative installments of 11,000 shares on the anniversary of their election.


        PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997, and has directed that the appointment of the independent auditors be submitted for ratification by the Company's stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1992.

         Stockholder ratification of the appointment of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-Laws or otherwise. However, the Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of what it considers to be good corporate practice. If the stockholders fail to ratify the appointment, the Board of Directors will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

         Representatives of the Swedish affiliate of Ernst & Young LLP, are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

       The Board of Directors Recommends a Vote "FOR" Ratification of the
          Appointment of Ernst & Young LLP as the Independent Auditors
                  for the Fiscal Year Ending December 31, 1997.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT.

         The following table sets forth the number of shares of Common Stock beneficially owned, as of April 11, 1997, by (i) each stockholder known to the Company to be a beneficial owner of more than 5% of the Common Stock, (ii) each director and nominee for director, (iii) each Named Executive Officer (as defined below) included in the Summary Compensation Table under the caption "Executive Compensation" below, and (iv) the directors and officers of the Company as a group. Unless otherwise noted, all shares are owned directly with sole voting and dispositive powers.

                                                 Beneficial Ownership(2)
Name(1)                                      No. of Shares     % of Total

Ronald W. Pero                                   690,000(3)         6.86%
Bjorn Nordenvall                                 390,000(4)         3.91%
Claus M0ller                                      58,333             *
Michael Ionata                                    5,000(5)           *
Marvin H. Caruthers                               1,500(6)           *
Richard A. Brown                                 561,825            5.73%
All directors and executive
  officers as a group (7 persons)              1,144,833           11.12%
-------------------------------------

*        Indicates less than one percent.
(1) Each person listed in the table is a director and nominee for director of the Company, with an address at c/o OXiGENE, Inc., 110 East 59th Street, New York, New York 10022, except for Richard A. Brown, whose address is PO Box 8706, Longboat Key, FL 34228.
(2) Includes the following shares which are purchasable under options and warrants that are presently exercisable or exercisable within 60 days of the date of this table: Dr. Pero - 260,000 shares; Dr. Nordenvall - 165,000 shares; Dr. M0ller - 58,333 shares; and Mr. Ionata - 5,000 shares.
(3) Includes 70,588 shares held by a trust for the benefit of Dr. Pero's children, and 120,588 shares held by The Ronald Pero Charitable Remainder Unitrust, a trust of which Dr. Pero is the trustee.
(4) Includes 1,000 shares held by his spouse as to which Dr. Nordenvall disclaims beneficial ownership; 142,700 held by a corporation organized under the laws of Sweden of which Dr. Nordenvall is the sole stockholder; and 71,300 shares held through a capital insurance placed by Dr. Nordenvall.
(5) Options are held by Nordberg Capital Inc., a New York investment banking firm, of which Mr. Ionata is Director of Corporate Finance and the directors, officers and key employees of which own, collectively, 72,800 shares of OXiGENE Common Stock. Mr. Ionata disclaims beneficial ownership of such shares.
(6) Includes 1,000 shares held by his spouse in trust for his children, as to which Professor Caruthers disclaims beneficial ownership.

EXECUTIVE COMPENSATION

         The following table sets forth information for the years indicated concerning the compensation awarded to, earned by or paid to the Chief Executive Officer of the Company and the three most highly paid executive officers, other than the Chief Executive Officer (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company and its Swedish subsidiary during such period.

                                             Summary Compensation Table

                                   ----------------------------------------------- --------------------
                                                Annual Compensation                     Long Term
                                                                                      Compensation
---------------------------------- ----------- ----------------- ------------------------------------- --------------------
Name and Principal Position              Year         Salary($)          Bonus($)      Securities            All Other
                                                                                       Underlying          Compensation
                                                                                       Options(#)               ($)
Bjorn Nordenvall                         1996        213,710(1)                --       165,000                   --
   President and Chief                   1995         56,847(1)                --       165,000                   --
   Executive Officer                     1994                --                --            --                   --
Claus M0ller                             1996        145,200(2)                --            --                   --
   Chief Medical Officer                 1995        134,467(2)                --        70,000                   --
                                         1994                --                --        30,000            90,000(3)
Ronald W. Pero                           1996        233,170(4)                --            --            32,000(5)
   Chief Scientific Officer              1995           201,850                --            --                   --
                                         1994           180,000            60,000        90,000            25,000(6)
Bo Haglund                               1996         43,349(6)                --        30,000                   --
   Chief Financial Officer               1995                --                --            --                   --
                                         1994                --                --            --                   --


(1) Includes consulting fees for 1996 and 1995 of $163,710 and $27,680, respectively. These fees were paid to B. Omentum Consulting AB, a company organized under the laws of Sweden of which Dr. Nordenvall is the sole shareholder ("Omentum"), pursuant to a consulting agreement, dated October 1995, between the Company and Omentum. See "Certain Relationships and Related Transactions." Dr. Nordenvall joined the Company as Chief Executive Officer and President in June 1995.
(2) Includes consulting fees for 1996 and 1995 of $145,200 and $70,000, respectively. These fees were paid to IPC Nordic A/S, a company organized under the laws of Denmark of which Dr. M0ller is the president and a principal shareholder ("IPC"), pursuant to a consulting agreement, dated August 1995, between the Company and IPC. See "Certain Relationships and Related Transactions."
(3) Represents fees paid to Dr. M0ller for services provided to the Company and its Swedish subsidiary commencing in April 1994.
(4) Includes $114,500 in compensation that was deferred at the election for Dr. Pero.
(5)   Compensation earned in 1995, but paid in 1996.
(6)   Represents housing allowance.
(7) Mr. Haglund, the Company's Chief Financial Officer, joined the Company in August 1996. His annual base salary is approximately $101,250.

Employment Agreements

         Employment Agreement with Bjorn Nordenvall. In October 1995, the Company entered into an employment agreement with Dr. Nordenvall. The initial term of the agreement expires May 31, 1997, but will be extended automatically for additional one-year periods unless terminated by either party upon 90 days prior written notice. Dr. Nordenvall's base salary is $50,000 per year. In October 1995, the Company also entered into a consulting agreement with B. Omentum AB, a company organized under the laws of Sweden of which Dr. Nordenvall is the sole shareholder ("Omentum"), pursuant to which the Company currently pays Omentum a consulting fee of $200,000 per year. See "Certain Relationships and Related Transactions."

         Employment Agreement with Ronald Pero. In May 1993, the Company entered into an employment agreement with Dr. Pero. The agreement provides that either party may terminate the agreement upon 90-days prior written notice. In September 1995, pursuant to the recommendation of the Compensation Committee, Dr. Pero's base salary was fixed at $240,000 per year. In 1996, $114,500 in compensation was deferred at the election of Dr. Pero pursuant to a deferred compensation arrangement.

         Employment Agreement with Bo Haglund. In August 1996, the Company entered into an employment agreement with Mr. Haglund, the Company's Chief Financial Officer. The agreement has a term of three years, expiring on August 12, 1999. Pursuant to the agreement, Mr. Haglund receives a base salary of $101,250 per year. Either party may terminate the agreement on six month prior written notice. In the event the Company terminates Mr. Haglund, Mr. Haglund is entitled to three months salary following the effective date of his termination.


Stock Option Grants and Exercise

         The following table sets forth information regarding stock options granted to each Named Executive Officer during fiscal year 1996 pursuant to the OXiGENE 1996 Stock Incentive Plan (the "Plan").


         Name              Options       % of Total     Exercise    Expiration      Potential Realizable Value at
                           Granted         Awards        or Base      Date(2)           Assumed Annual Rates
                           (#)(1)        Granted to       Price                         5%($)(3)         10%($)(3)
                                         Employees       ($/Sh)
                                         in Fiscal
                                            Year
Bjorn Nordenvall....    165,000            73.33          28.75       6/14/06        2,983,318         7,560,315

Claus M0ller........        --               --           --            --             --                --

Ronald W. Pero......        --               --           --            --             --                --

Bo Haglund..........     30,000            13.33          22.00       8/12/06         415,070          1,051,870

--------------------------
(1) Options granted under the Plan are exercisable over a period of ten years, except that incentive stock options granted to any holder of more than 10% of the Company's outstanding shares of Common Stock are exercisable over a period of 5 years.
(2) The Plan generally provides that if an optionee ceases to be an employee, consultant or director for any reason other than death, disability or discharge for "cause," the unexercised portion of any outstanding options granted to the optionee, to the extent such options have vested, may be exercised for a period of three months after such cessation. Upon ermination as a result of death or disability, the optionee or the optionee's legal representative may exercise outstanding options, to the extent such options have vested, within one year of termination. In no event, however, shall the exercise period for an option extend beyond the expiration of the option term. If the optionee is discharged for "cause," all outstanding options terminate immediately. Options are not transferable during the optionee's lifetime and may only be exercised by the optionee's legal representative in the event of the optionee's death. Payment of the exercise price of options granted to an employee of the Company may, in the discretion of the Compensation Committee, be made in either of the following (or any combination thereof): (i) cash, or (ii) the transfer of shares of Common Stock of the Company upon such terms and conditions as determined by the Compensation Committee. In the event of a "change in control" all outstanding options become immediately exercisable. In the event of a "recapitalization," appropriate adjustments will be made to outstanding options without a change in their total fair market value as of the date of the adjustment. (3) The dollar amount under each of these columns assumes that the market price of the Common Stock from the date of the option grant appreciates at the cumulative annual rates of 5% and 10%, respectively, over the option term of ten years. The assumed rates of 5% and 10% were established by the SEC and, therefore, are not intended to forecast possible future appreciation of the Company's Common Stock.


Option Exercises and Holdings as of December 31, 1996

         Except as described below, no stock options and other awards were exercised in fiscal year 1996 by any of the Named Executive Officers. The following table sets forth, as of December 31, 1996, the number of unexercised options held by each Named Executive Officer and the value thereof based on the closing bid price of the Common Stock of $23.50 on December 31, 1996.


             Aggregated Option/Warrant Exercises in Last Fiscal Year
                    and Fiscal Year-End Option/Warrant Values

Name                    Number of Unexercised      Value of Unexercised In-the-
                           Options/Warrants           Money Options/Warrants
                               at FY-End(#)                   at FY-End($)
                             Exercisable/                  Exercisable/
                            Unexercisable                 Unexercisable

Bjorn Nordenvall           165,000/165,000                 2,887,500/0

Claus M0ller                58,333/46,667               1,026,961/798,939

Ronald W. Pero                260,000/0                    4,561,250/0

Bo Haglund                     0/30,000                      0/45,000

         On each of April 18 and June 13, 1996, Dr. Ronald Pero exercised options to purchase 50,000 shares of Common Stock, at an exercise price of $1.95 per share. The closing price of the Company's Common Stock as reported by the Nasdaq National Market on those days was $18.9375 and $31.00, respectively, resulting in a gain of $849,375 and $1,452,500, respectively.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         IPC Nordic Consulting Agreement. In August 1995, the Company entered into a consulting agreement with IPC Nordic A/S, a company organized under the laws of Denmark ("IPC") of which Dr. Claus M0ller, a director and the Chief Medical Officer of the Company, is the president and a principal shareholder. Pursuant to the agreement, IPC provides services with respect to the Company's clinical trials and a possible future compassionate use program in consideration of an annual consulting fee of approximately $144,000.

         Omentum Consulting Agreement. In October 1995, the Company entered into a consulting agreement with B. Omentum Consulting AB, a company organized under the laws of Sweden ("Omentum") of which Dr. Bjorn Nordenvall, a director and the President and Chief Executive Officer of the Company, is the sole shareholder. Pursuant to the agreement, the Company pays Omentum an annual consulting fee of $200,000.

                        REPORT ON EXECUTIVE COMPENSATION1

Introduction

         Two of OXiGENE's directors, Mr. Ionata (Chairman) and Dr. Caruthers, each of whom is a Non-employee Director, constitute the Compensation Committee, which, among other things, is responsible for making recommendations to the Board of Directors with respect to (1) the Company's compensation philosophy and compensation guidelines for its executives; (2) the roles and respective performances of the Company's executive officers, especially as these affect compensation; (3) appropriate compensation levels for the Chief Executive Officer and other executives of the Company based on a comparative review of compensation practices in similarly situated business; and (4) the design and implementation of the Company's compensation plans and the establishment of criteria and the approval of performance results relative to the Company's incentive plans. As a practical matter, the Committee sets and administers all compensation of the three management directors, Drs. Nordenvall, M0ller and Pero, since the management directors do not participate in deliberations regarding or vote on compensation matters affecting them. The Board of Directors did not modify or reject any action or recommendation of the Compensation Committee regarding compensation for the 1996 fiscal year.

         This report sets out the Company's executive compensation philosophy and objectives, describes the components of its executive compensation program and describes the bases on which 1996 executive compensation determinations were made with respect to the executive officers of the Company, including those named in the Summary Compensation Table preceding this report.

Executive Compensation Philosophy and Objectives

         It is the Company's policy to maintain a flexible managerial and compensation structure in order that it may meet its evolving and changing supervisory needs, while controlling its overhead expenses, as its business progresses. As part of this policy, the Company provides a compensation package that is intended to focus executive behavior on the fulfillment of annual and long-term business objectives, and to create a sense of ownership in the Company that causes executive decisions to be aligned with the best interests of the Company's stockholders.

         In 1996, total cash remuneration arrangements with the Company's incumbent executive officers (5 persons) amounted to approximately $735,000, including consulting fees paid to companies owned or controlled by such executive officers. As the Company's clinical trials continue to progress and expand and the Company prepares to file additional applications with the United States Food and Drug Administration and similar government authorities in other countries, it will be necessary to hire more full-time executives and key employees. Accordingly, the amount of cash remuneration payable by the Company is likely to increase significantly. The Company's Board of Directors continually monitors its managerial composition and compensation structure.

-------------------------------
1. Pursuant to Item 402(a)(9) of Regulation S-K promulgated by the SEC, neither the "Report on Executive Compensation" nor the material under the caption "Performance Measurement Comparison" shall be deemed to be filed with the SEC for purposes of the Securities Exchange Act of 1934, as amended, nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933, as amended.

Compensation Program Components

         Consistent with the Company's executive compensation objectives, compensation for its senior managers consists of two elements: an annual base salary and long-term incentive compensation.

         Annual Base Salary. Base salaries for executive officers are determined with reference to a salary range for each position. Salary ranges are determined by evaluating a particular employee's position and comparing it with what are believed to be representative prevailing norms for similar positions in similarly-sized companies. Within this salary range, an executive's initial salary level is determined largely through Compensation Committee judgment based on the experience of its members. Salaries are determined at a level to attract, motivate and retain superior executives. The Compensation Committee determines annual salary adjustments based on the Company's performance, the individual executive's contribution to that performance, prevailing norms and the Compensation Committee members' knowledge and experience.

         Long-Term Incentive Compensation. Long-term incentive compensation is provided by the grant of options to purchase shares of Common Stock under the Company's stock incentive plans. In considering awards, the Compensation Committee takes into account such factors as prevailing norms for the ratio of options outstanding to total shares outstanding, the relative influence each position will have on the building of shareholder value over the long term, and the amount, vesting and expiration dates of each executive's outstanding options.

         Consultant's Compensation. The Company continues to rely to a great extent on consultants, including, among others, the members of the Company's Scientific Advisory Board, in the areas of research and development, clinical trials and clinical trial management, marketing and finance. The Board of Directors has determined that it is less expensive and more efficient to engage consultants rather than to expand the Company's overhead by hiring individuals for these positions. In order to retain their motivation and long-term commitment, from time to time these consultants will be granted options under the Company's stock incentive plans.

         Other. Based on currently prevailing authority, including proposed Treasury regulations, and in consultation with outside tax and legal experts, the Compensation Committee has determined that it is unlikely that the Compensation Committee would require the Company to pay any amounts in 1996 that would result in the loss of a federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and accordingly has not recommended that any special actions be taken or plans or programs be revised at this time in light of such tax provisions.

                           The Compensation Committee

                            Michael Ionata (Chairman)
                            Marvin Caruthers

Performance Measurement Comparison

                  The following chart shows cumulative total shareholder return on the Company's Common Stock (since the initial public offering on August 26, 1993), compared with the Standard & Poor's Biotechnology Midcap and the Standard & Poor's Midcap 400 Index.

                                  OXiGENE, INC.

                                Performance Graph




 ------------------------- --------------------------- --------------------------- ---------------------------
      Measurement Period         OXiGENE, Inc.            S&P Biotechnology Midcap        S&P Midcap 400 Index
      -------------------        -------------            ------------------------        --------------------
-------------------------- --------------------------- --------------------------- ---------------------------
                  8/26/93                         100                         100                         100
-------------------------- --------------------------- --------------------------- ---------------------------
                 12/31/93                      135.90                      120.31                      104.81
-------------------------- --------------------------- --------------------------- ---------------------------
                 12/30/94                       97.44                      127.02                      101.05
-------------------------- --------------------------- --------------------------- ---------------------------
                 12/30/95                      217.95                      225.48                      132.32
-------------------------- --------------------------- --------------------------- ---------------------------
                 12/31/96                      482.06                      199.35                      157.73
-------------------------- --------------------------- --------------------------- ---------------------------

                                  ANNUAL REPORT

         A copy of the Company's Annual Report to Stockholders is being provided to each stockholder of the Company with this Proxy Statement. Additional copies may be obtained by writing to OXiGENE, Inc., 110 East 59th Street, New York, New York 10022, Attention: Corporate Secretary.


      FILINGS PURSUANT TO SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires certain officers of the Company and its directors, and persons who own beneficially more than ten percent of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership of Common Stock of the Company with the SEC, the Nasdaq National Market and the Company. Based solely on a review of the reports and representations provided to the Company by the above-referenced persons, the Company believes that during 1996, all filing requirements applicable to its reporting officers, directors and greater than ten percent beneficial owners were properly and timely satisfied. In making these statements, the Company has relied on representations of its directors, officers and greater than ten percent beneficial owners, and copies of reports they have filed with the SEC.


                              STOCKHOLDER PROPOSALS

         The eligibility of stockholders to submit proposals, the proper subjects of stockholder proposals and the form of stockholder proposals are regulated by Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, as amended. In accordance with regulations issued by the SEC, stockholder proposals intended for presentation at the 1998 Annual Meeting of stockholders must be received by the Company at its principal executive office, 110 East 59th Street, New York, New York 10022, no later than Tuesday, December 23, 1997, if such proposals are to be considered for inclusion in the Company's proxy statement for the 1998 annual meeting of stockholders. Each proposal submitted should include the full and correct name and address of the stockholder(s) making the proposal, the number of shares beneficially owned and their date of acquisition. If beneficial ownership is claimed, proof thereof should also be submitted with the proposal. The stockholder or his or her representative must appear in person at the annual meeting and must present the proposal, unless he or she can show good reason for not doing so.

                                          By Order of the Board of Directors


                                         M. Andica Kunst,
                                         Vice President and Corporate Secretary

                                  OXiGENE, INC.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                   OF STOCKHOLDERS TO BE HELD ON MAY 30, 1997

      The undersigned hereby appoints Bo A. Haglund and M. Andica Kunst, and each of them, with full power of substitution, proxies to vote all shares of Common Stock of OXiGENE, Inc., a Delaware corporation (the "Company"), owned by the undersigned at the 1997 Annual Meeting of Stockholders of the Company to be held at Uppropssalen, Stockholm Stock Exchange, Kallargrand 2, Stockholm, Sweden, on May 30, 1997 at 1:00 p.m., local time, and at any and all adjournments or postponements thereof.

The shares represented by the Proxy will be voted in the manner directed and, if no instructions to the contrary are indicated, will be voted FOR the election of the named nominees and approval of the proposals set forth in the Notice of Annual Meeting of Stockholders.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO TAKING OF A VOTE ON THE MATTERS HEREIN.

(Continued and to be signed on reverse side.)                           SEE
                                                                       REVERSE
                                                                        SIDE
 X

Please mark your
votes as in this
example


                                                              [  ]                                       [  ]
1.    Election of Directors.                                 FOR                                       WITHHOLD AUTHORITY
                                                all nominees listed at right                to vote for all nominees listed at right
                                           (except as marked to the contrary below)

Nominees: Marvin H. Caruthers, Michael Ionata, Claus Moller, Bjorn Nordenvall and Ronald W. Pero



      To withhold authority to vote for an individual nominee, print the name of such nominee on the line provided.

 -------------------------------------------------------------------------------

                                                                                     FOR             AGAINST          ABSTAIN

2.    Ratification of Ernst & Young LLP as Independent Auditors.                      [ ]              [ ]              [ ]

3.    OTHER MATTERS:                                                                  [ ]              [ ]              [ ]
      Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof.


SIGNATURES                                                     DATE
           ----------------------------------------                ------------


486891.1

Note: Please sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give full title as such. Each joint owner should sign the Proxy.

486891.1